EXHIBIT 99.1

Meglin Clinics

Combined Financial Statements

as of December 31, 2018, and December 31, 2017 and

for the years ended December 31, 2018 and 2017

Report of Independent Auditors

To the Board of Directors

Meglin Clinics

We have audited the accompanying combined financial statements of Twelve Oaks, LLC, TJ of Pooler, LLC, and TJ of Bluffton, LLC, collectively referred to as the “Meglin Clinics” (the "Company"), which comprise the balance sheets as of December 31, 2018 and 2017 and the related statements of operations, members' equity, and cash flows for each of the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Meglin Clinics as of December 31, 2018 and 2017 and the results of their operations and their cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Plante & Moran, PLLC

September 27, 2019

Denver, Colorado

MEGLIN CLINICS

COMBINED STATEMENTS OF FINANCIAL POSITIONS

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$77,133	$39,601
Prepaid expenses and other current assets	7,957	-
Total current assets	85,090	39,601
Property and equipment, net	147,350	182,698
Franchise fees, net	33,351	42,051
Deposits and other assets	12,270	12,270
Total assets	$278,061	$276,620

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$27,456	$30,733
Deferred revenue	149,521	136,345
Other current liabilities	10,169	9,410
Total current liabilities	187,146	176,488
Other liabilities	53,446	55,996
Total liabilities	240,592	232,484

Commitments and contingencies (Note 4)

Members' equity	37,469	44,136
Total liabilities and members' equity	$278,061	$276,620

The accompanying notes are an integral part of these combined financial statements

MEGLIN CLINICS

COMBINED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2018	2017
Revenues:
Revenues	$1,477,588	$1,395,980

Expenses:
Selling and marketing expenses	71,792	36,360
Depreciation and amortization	44,048	63,479
General and administrative expenses	1,203,933	1,137,641
Total selling, general and administrative expenses	1,319,773	1,237,480

Income from operations	157,815	158,500

Other expense, net	(1,391)	(2,271)

Net income and comprehensive income	$156,424	$156,229

The accompanying notes are an integral part of these combined financial statements

MEGLIN CLINICS

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net income	$156,424	$156,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,048	63,479
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(7,958)	15,321
Other liabilities	(5,067)	(119,435)
Deferred revenue	13,176	1,081
Net cash provided by operating activities	200,623	116,675

Cash flows from investing activities:
Purchase of property and equipment	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities:
Distributions to owners	(163,091)	(105,066)
Net cash used in financing activities	(163,091)	(105,066)

Increase in cash	37,532	11,609
Cash, beginning of period	39,601	27,992
Cash, end of period	$77,133	$39,601

The accompanying notes are an integral part of these combined financial statements

MEGLIN CLINICS

COMBINED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

Total
members' equity
Balances, January 1, 2017	$(7,027)
Distributions to owners	(105,066)
Net income	156,229
Balances, December 31, 2017	$44,136
Distributions to owners	(163,091)
Net income	156,424
Balances, December 31, 2018	$37,469

The accompanying notes are an integral part of these combined financial statements

MEGLIN CLINICS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Combination

The accompanying Meglin Clinics combined financial statements include the accounts of the following entities, all of which are under common control and ownership: TJ of Savannah – Twelve Oaks, LLC, a Georgia limited liability company (“TJS”), TJ of Pooler, LLC, a Georgia limited liability company (“TJP”), and TJ of Bluffton, LLC, a South Carolina limited liability company (“TJB”) (TJS, TJP and TJB are referred to herein collectively, as the “Company” or the “Meglin Clinics”). All significant inter-clinic accounts and transactions between the three clinics have been eliminated in combination.

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the amount of assets, liabilities, revenue, costs, expenses and other (expenses) income that are reported in the combined financial statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may be different from these estimates.

Comprehensive Income

Net income and comprehensive income are the same for the years ended December 31, 2018 and 2017.

Nature of Operations

The Company was formed for the purpose of owning and operating franchises for The Joint Corp. ("The Joint"), a franchisor that specializes in providing affordable, convenient, and accessible chiropractic care through licensed chiropractic professionals.

On July 17, 2019, the Company entered into an agreement with The Joint in which it sold substantially all of the assets of three developed franchises and terminated its franchise rights under the Company's three franchise agreements for consideration of $1,650,000.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and credit quality of, the financial institutions with which it invests. The Company had no cash equivalents as of December 31, 2018 and 2017.

Franchise Fees

For each franchise purchased by the Company, a fee of $29,000 is paid to The Joint. The fees are amortized on a straight-line basis over a period of 10 years, which is the term of the franchise agreement.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to estimated undiscounted future cash flows in its assessment of whether or not long-lived assets are recoverable. No impairments of long-lived assets were recorded for the years ended December 31, 2018 and 2017.

Revenue Recognition

The Company earns revenues from clinics that it owns and operates, and revenues are recognized when services are performed. The Company offers a variety of membership and wellness packages which feature discounted pricing as compared with its single-visit pricing.  Amounts collected in advance for membership and wellness packages are recorded as deferred revenue and recognized when the service is performed.

Royalties and Advertising Fees

Pursuant to the franchise agreements, the Company is required to pay royalties and advertising fees to The Joint based on a percentage of sales, including 7% for royalties and 2% for advertising fees. Total royalties and advertising fees for the years ended December 31, 2018 and 2017 were $135,412, and $126,681, respectively.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses for the years ended December 31, 2018 and 2017 were $71,792, and $36,360, respectively.

Income Taxes

The Company has elected to be treated as a limited liability company for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the members’, and no provision for federal income taxes has been recorded on the accompanying financial statements.

The Company applies a more likely than not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the Company's members’ rather than on the Company. Accordingly, there would be no effect on the Company's financial statements.

Recent Accounting Pronouncements

Newly Issued Accounting Standards Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 - Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The standard also calls for additional disclosures around the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard becomes effective for the Company as of the acquisition date by The Joint.

In February 2016, the FASB issued the guidance of Accounting Standards Codification 842 – Leases (“ASC 842”). The new guidance will require lessees to recognize a right-of-use asset and a lease liability for virtually all leases, other than leases with a term of 12 months or less, and to provide additional disclosures about leasing arrangements. The Company will adopt this standard using the modified retrospective approach. The Company is still finalizing its adoption procedures, but it anticipates that the adoption of this standard will result in the recognition of additional right-of-use assets and lease liabilities for minimum commitments under noncancelable operating leases of approximately $425,000 as of the date of adoption.

The Company reviewed other newly issued accounting pronouncements and concluded that they either are not applicable to the Company's operations or that no material effect is expected on the Company's financial statements upon future adoption.

Note 2: Property and Equipment

Property and equipment consist of the following:

	December 31, 2018	December 31, 2017
Leasehold improvements	$296,077	$296,077
Furniture and fixtures	126,926	126,926
Office equipment	65,927	65,927
	488,930	488,930
Less accumulated depreciation	(341,580)	(306,232)
Total property and equipment, net	$147,350	$182,698

Depreciation expense was $35,348 and $54,779 for the years ended December 31, 2018, and 2017, respectively.

Note 3: Franchise fees

Franchise fees consist of the following:

	December 31, 2018	December 31, 2017
Franchise fee	$87,000	$87,000
Less accumulated amortization	(53,649)	(44,949)
Franchise fee, net	$33,351	$42,051

Amortization expense related to the Company’s franchise fees were $8,700 and $8,700 for the years ended December 31, 2018 and 2017, respectively.

Estimated amortization expense for 2019 and subsequent years is as follows:

Future amortization expense
2019	$8,700
2020	8,700
2021	8,700
2022	6,767
2023	484
Total	$33,351

Note 4: Commitments and Contingencies

The Company leases facilities under non-cancelable operating leases. Rent expenses for the years ended December 31, 2018 and 2017 were $150,095, and $144,299, respectively.

Future minimum lease payments under these leases are approximately as follows:

Future minimum lease payments
2019	$121,228
2020	123,623
2021	126,110
2022	127,370
2023	77,011
Thereafter	4,958
Total	$580,300

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.